Exhibit 10.14

WELLSPRING DISTRIBUTION CORP.

NON-QUALIFIED STOCK OPTION

Date: December 11, 2008

Grant to: George Holm (the “Participant”)

the right to purchase from Wellspring Distribution Corp. (the “Company”):

1,389,909.40 shares of its Non-Voting Class B Common Stock, par value $0.01 per share, at a price of $5.49 per share.

The foregoing options are “Options” as such term is defined in the Company’s Amended and Restated 2007 Management Option Plan (the “Plan”), and are subject to all of the terms and conditions of the Plan in effect from time to time. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

In consideration for the grant of Options under this agreement, Participant hereby agrees that:

(1) The Options shall not be entitled to any protections or benefits under any change in control protection agreement between Participant and PFG (or its affiliates) entered into prior to the Amendment Effective Date (including each agreement for Key Executives of PFG) (in each case as modified, amended or supplemented from time to time, a “CIC Agreement”)). The terms of the Options are governed solely by the Plan and this agreement.

(2) The Participant shall not to be entitled to any benefits or protections under any CIC Agreement arising out of any corporate change in control transactions occurring after the date of this agreement and, in furtherance of the foregoing, all CIC Agreements shall expire and cease to be of further force and effect on May 24, 2010.

To the extent Participant currently enjoys certain benefits or protections pursuant to any such CIC Agreement, this agreement does not change, reduce, or alter any such benefits or protections to which Participant is entitled in respect of the change in control transaction that occurred on May 24, 2008 (except as otherwise expressly provided in clause (1) above with respect to Options granted under this agreement).

The Participant expressly acknowledges and agrees to be bound by and subject to the restrictive covenants in Article IX of the Plan.

This agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this agreement to be executed as of the date first above written.

WELLSPRING DISTRIBUTION CORP.

By:	/s/ Jane Manion
Name:	Jane Manion
Its:	Chief Human Resource Officer

Accepted and Agreed:

/s/ George Holm
Name: George Holm